                                                                   EXHIBIT 11

                               SEQUA CORPORATION
           CALCULATION OF PRIMARY AND FULLY DILUTED LOSSES PER SHARE


                                                           (Unaudited)
                                                       For the Six Months
                                                           Ended June 30,
                                                        ----------------
                                                         1996       1995
                                                         ----       ----
  PRIMARY
  -------

     Loss
       Net loss                                       $ (5,138)   $ (7,962)
       Preferred stock dividend requirements            (1,583)     (1,582)
                                                      --------    --------
       Net loss applicable to common stock            $ (6,721)   $ (9,544)
                                                      ========    ========

     Shares
       Weighted average common shares outstanding        9,867       9,867
                                                      ========    ========

     Primary net loss per common share                $   (.68)   $   (.97)
                                                      ========    ========

* FULLY DILUTED
  -------------

     Loss
       Net loss                                       $ (5,138)   $ (7,962)
                                                      ========    ========

     Shares
       Fully diluted common and equivalent shares       10,705      10,705
                                                      ========    ========

     Fully diluted net loss per common share          $   (.48)   $   (.74)
                                                      ========    ========

  SHARES
  ------

     Weighted average common shares outstanding          9,867       9,867
     Preferred stock assumed to be converted               838         838
                                                      --------    --------
     Fully diluted common and equivalent shares         10,705      10,705

                                                      ========    ========



(*)The 1996 and 1995 fully diluted losses per share calculations are anti-dilutive; therefore, fully diluted losses per share have not been presented in the Consolidated Statement of Income.
/TABLE

                                                            EXHIBIT 11


                               SEQUA CORPORATION
           CALCULATION OF PRIMARY AND FULLY DILUTED LOSSES PER SHARE

                                                          (Unaudited)
                                                      For the Three Months
                                                         Ended June 30,
                                                         -------------
                                                       1996          1995
                                                       ----          ----
  PRIMARY
  -------

     Loss
       Net loss                                     $ (1,385)     $ (6,087)
       Preferred stock dividend requirements            (792)         (791)
                                                    --------      --------
       Net loss applicable to common stock          $ (2,177)     $ (6,878)
                                                    ========      ========

     Shares
       Weighted average common shares outstanding      9,867         9,867
                                                    ========      ========

     Primary net loss per common share              $   (.22)     $   (.70)
                                                    ========      ========

* FULLY DILUTED
  -------------

     Loss
       Net loss                                     $ (1,385)     $ (6,087)
                                                    ========      ========

     Shares
       Fully diluted common and equivalent shares     10,705        10,705
                                                    ========      ========

     Fully diluted net loss per common share        $   (.13)     $   (.57)
                                                    ========      ========

  SHARES
  ------

     Weighted average common shares outstanding        9,867         9,867
     Preferred stock assumed to be converted             838           838
                                                    --------      --------
     Fully diluted common and equivalent shares       10,705        10,705

                                                    ========      ========




  * The 1996 and 1995 fully diluted losses per share calculations are anti-dilutive; therefore, fully diluted losses per share have not been presented in the Consolidated Statement of Income.